As filed with the Securities and Exchange Commission on April 19, 1996

                                                      Registration No. 33-


                                SECURITIES AND EXCHANGE COMMISSION
                                      Washington, D.C. 20549


                                             Form S-8

                                      REGISTRATION STATEMENT
                                               Under
                                    THE SECURITIES ACT OF 1933

                                       IMMUCELL CORPORATION

                      (Exact name of registrant as specified in its charter)

                     Delaware                            01-0382980
        (State or other jurisdiction of              (I.R.S. Employer
        Incorporation or organization)               Identification No.)

                             56 Evergreen Drive, Portland, Maine 04103
                             (Address of Principal Executive Offices)

                               1989 Stock Option and Incentive Plan
                           1990 Stock Option Plan for Outside Directors
                            1992 Non-Qualified Stock Option Agreements
                           1995 Stock Option Plan for Outside Directors
                                     (Full title of the plans)

                                        Michael F. Brigham
                                      Secretary and Treasurer
                                       ImmuCell Corporation
                            56 Evergreen Street, Portland, Maine 04103
                              (Name and address of agent for service)

                                         (207) 878-2770

         (Telephone number, including area code, of agent for service)

                                  CALCULATION OF REGISTRATION FEE



    Title of                                 Proposed              Proposed
   securities          Amount                 maximum               maximum           Amount of
      to be             to be                offering              aggregate        registration
   registered        registered         price per share (*)   offering price (*)         fee



  Common Stock,     556,250 shs.       $0.59, $1.05, $1.25,       $1,005,886           $346.86
  par value                            $1.38, $1.41, $1.44,
 $.10 per share                        $1.47, $1.53, $1.69,
                                       $1.94, $2.06, $2.13,
                                       $2.19, $3.75,  $3.53




 * For purposes of computing registration fee only. Pursuant to Rule 457(c) and Rule 457(h), the proposed maximum offering price per share is based upon
(a) (i) the exercise price per share ($0.59) of outstanding options for 19,500 shares, (ii) the exercise price per share ($1.05) of outstanding options for 200,000 shares, (iii) the exercise price per share ($1.25) of outstanding options for 42,000 shares, (iv) the exercise price per share ($1.38) of outstanding options for 24,500 shares, (v) the exercise price per share ($1.41) of outstanding options for 6,000 shares, (vi) the exercise price per share ($1.44) of outstanding options for 16,000 shares, (vii) the exercise price per share ($1.47) of outstanding options for 10,000 shares, (viii) the exercise price per share ($1.53) of outstanding options for 12,250 shares, (ix) the exercise price per share ($1.69) of outstanding options for 12,000 shares, (x) the exercise price per share ($1.94) of outstanding options for 49,000 shares,
(xi) the exercise price per share ($2.06) of outstanding options for 10,000 shares, (xii) the exercise price per share ($2.13) of outstanding options for 17,500 shares, (xiii) the exercise price per share ($2.19) of outstanding options for 20,000 shares and (xiv) the exercise price per share ($3.75) of outstanding options for 10,500 shares, and (b) for the remaining 107,000 shares, upon the average of the high and lows prices for the Company's
Common Stock on the composite tape for the Nasdaq SmallCap Market on April 15, 1996.

                                              PART II

                        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

        This Registration Statement relates to (i) 290,000 shares of Common Stock, par value $.10 per share ("Common Stock"), of ImmuCell Corporation (the "Company" or the "Registrant") which may be issued upon the exercise of options heretofore granted and to be granted from time to time pursuant to the Company's 1989 Stock Option and Incentive Plan, (ii) 200,000 shares which may be issued upon the exercise of options heretofore granted pursuant to 1992 Non-Qualified Stock Option Agreements entered into between the Company and employees of the Company, (iii) 2,250 shares of Common Stock which may be issued upon the exercise of options heretofore granted pursuant to the Company's 1990 Stock Option Plan for Outside Directors, and (iv) 64,000 shares of Common Stock which may be issued upon the exercise of options heretofore granted and to be granted from time to time pursuant to the Company's 1995 Stock Option Plan for Outside Directors.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents filed by the Company with the Securities and Exchange Commission are incorporated herein by reference:

        (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act");

        (b) All other reports filed pursuant to Section 13(a) or 15(d) of the 1934 Act since the end of the fiscal year covered by the document referred to in (a) above; and

        (c) The description of the Company's Common Stock which is contained in its Registration Statement on Form 8-A dated March 18, 1987, filed under the 1934 Act, and any amendment or report filed under the 1934 Act for the purpose of updating such description.

        All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Company is incorporated in Delaware and consequently is subject to the Delaware General Corporation Law (the "DGCL"). Section 145 of the DGCL provides a detailed statutory framework covering indemnification of directors and officers who have been or are threatened to be or have been made defendants in legal proceedings by reason of their service as directors or officers of the Company or its subsidiary. The Company's By-laws provide, in effect, that the Company shall indemnify its directors and officers to the maximum extent permitted by Delaware law. Article V, Sections 1 through 9 of the By-Laws of the Company provide as follows:

        "Section 1.     Actions other than by or in the Right of the
Corporation.                                                        The
corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

        Section 2. Actions by or in the Right of the Corporation. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in his favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprises against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances for the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

        Section 3. Success on the Merits. To the extent that any person described in Section 1 or 2 of this Article V has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in said Sections, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

        Section 4.     Specific Authorization.  Any indemnification under
Section 1 or 2 of this Article V (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of any person described in said Sections is proper in the circumstances because he has met the applicable standard of conduct set forth in said Sections. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders to the corporation.

        Section 5. Advance Payment. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of any person described in said Section to repay such amount if it shall ultimately be determined that he is not entitled to indemnification by the corporation as authorized in this
Article V.

        Section 6. Non-Exclusivity. The indemnification and advancement of expenses provided by, or granted pursuant to, the other Sections of this
Article V shall not be deemed exclusive of any other rights to which those provided indemnification or advancement of expenses may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

        Section 7. Insurance. The Board of Directors may authorize, by a vote of the majority of the full board, the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this
Article V.

        Section 8. Continuation of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article V shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

        Section 9. Intent of Article. The intent of this Article V is to provide for indemnification and advancement of expenses to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware. To the extent that such Section or any successor action may be amended or supplemented from time to time, this Article V shall be amended automatically and construed so as to permit indemnification and advancement of expenses to the fullest extent from time to time permitted by law."

Reference is made to Article Eighth of the Company's Certificate of Incorporation which provides as follows:

        "EIGHTH. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. In addition to and not in limitation of the foregoing, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent provided by the General Corporation Law of Delaware as the same may hereafter be amended."

Reference is also made to Section 145 of the DGCL, which provides as follows:

        "(a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

        (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other court shall deem proper.

        (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

        (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or
(3) by the stockholders.

        (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, administrative or investigative action, suit or proceeding, may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount unless it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

        (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

        (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

        (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

        (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plans; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

        (j) The indemnification and advancement expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person."

        As permitted by the By-laws, the Company also presently maintains a policy of directors' and officers' liability insurance.

        The Company has also entered into an indemnification agreement (the "Indemnification Agreement") with each of its directors and executive officers which is intended to complement the indemnity and protection available under the Company's Certificate of Incorporation and By-laws and the directors' and officers' liability insurance policy maintained by the Company, and to provide for indemnification of directors and officers to the fullest extent permitted by applicable law.

        While the Company's By-laws provide, in effect, that the Company shall indemnify directors and officers to the maximum extent permitted by Delaware law, the Indemnification Agreement provides a number of procedures, presumptions and remedies used in the determination of the right of the director or officer to indemnification. These procedures, presumptions and remedies substantially broaden the indemnity rights of directors and officers beyond those expressly contained in the By-laws and in Section 145 of the DGCL.

        The Indemnification Agreement provides that the Company will pay certain expenses incurred by a director or officer in connection with any threatened, pending or completed action, suit, arbitration or proceeding, whether civil, criminal, administrative, or investigative, and specifically including actions by or in the name of the Company ("derivative suits"), where the individual's involvement is by reason of the fact that he is or was a director or officer. Such amounts include attorneys' fees and other expenses customarily incurred in connection with legal proceedings and, in the case of proceedings other than derivative suits, judgments, fines and amounts paid in settlement. Indemnification would be available for actions, suits, arbitrations or proceedings commenced after the effective date of the Indemnification Agreement. A director or officer will not receive indemnification if the director or officer is found not to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company.

        The Indemnification Agreement further provides that if an action against an indemnified party is dismissed, with or without prejudice, the defense is deemed to have been successful and indemnification is required to be made. The Indemnification Agreement also provides that litigation expenses must be advanced within twenty days of any request, against an undertaking to repay if the payee is ultimately determined not be entitled to indemnification. A determination of entitlement must be made within sixty days of an indemnification request, and payment is to be made within ten days after a favorable determination. (Otherwise a determination in favor of the indemnified party is deemed to have been made.) If there is a change in control of the Company (as defined in the Indemnification Agreement), the indemnified party is presumed to be entitled to indemnification (although the Company may overcome this presumption), and the indemnified party may require that independent counsel (as defined in the Indemnification Agreement) make the determination of entitlement and may choose such counsel, subject to objection by the Company on limited grounds specified in the Indemnification Agreement. If a determination of entitlement is made, the Company is bound, but if the indemnified party is denied indemnification pursuant to the terms of the Indemnification Agreement he or she is entitled to seek a DE NOVO determination from a court. The indemnified party is entitled to enforce the Indemnification Agreement in court and the Company is precluded from challenging the validity of the procedures and presumptions contained in the Indemnification Agreement.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8.  EXHIBITS.

        The following exhibits are filed herewith:

        Exhibit No.           Description

           4.1 Specimen of the Company's Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company's Quarterly Report on Form 10-Q for the three months ended September 30, 1990).
           4.2 1989 Stock Option and Incentive Plan of the Company (incorporated by reference to Exhibit 10.27 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1989).
           4.3 1990 Stock Option Plan for Outside Directors (incorporated by reference to Exhibit 10.29 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1989).
           4.4 Employment Agreement dated November, 1991 between the Company and Michael F. Brigham (incorporated by reference to Exhibit 10.37 to the Company's Annual Report on Form 10-K for the fiscal year ended
                       December 31, 1991), as amended by Amendment to Employment Agreement dated April, 1992 between the Company and Michael F. Brigham (incorporated by reference to Exhibit 10.26 to the Company's Annual Report on Form 10-K for the fiscal year ended
                       December 31, 1992).
           4.5 Employment Agreement dated November, 1991 between the Company and Thomas C. Hatch (incorporated by reference to Exhibit 10.38 to the Company's Annual Report on
                       Form 10-K for the fiscal year ended December 31, 1991), as amended by Amendment to Employment Agreement dated April, 1992 between the Company and Thomas C. Hatch (incorporated by reference to Exhibit 10.29 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1992).
           4.6 Employment Agreement dated November, 1991 between the Company and Joseph H. Crabb (incorporated by reference to Exhibit 10.30 to the Company's Annual Report on
                       Form 10-K for the fiscal year ended December 31, 1995), as amended by Amendment to Employment Agreement dated March, 1992 between the Company and Joseph H. Crabb (incorporated by reference to Exhibit 10.31 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995), as further amended by Amendment to Employment Agreement dated April, 1992 between the Company and Joseph H. Crabb (incorporated by reference to Exhibit 10.32 to the Company's Form 10-K for the fiscal year ended December 31, 1995).
           4.7 1995 Stock Option Plan for Outside Directors (incorporated by reference to Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q for the three months ended June 30, 1995).
           4.8 Rights Agreement dated as of September 5, 1995 between the Company and American Stock Transfer and Trust Co., as Rights Agent, which includes as Exhibit A thereto the form of Right Certificate and as Exhibit B thereto the Summary of Rights to Purchase Common Stock (incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K dated September 5, 1995).
           5                  Opinion of Day, Berry & Howard.
           23.1        Consent of Coopers & Lybrand.
           23.2        Consent of Day, Berry & Howard (included in Exhibit 5).
           24                 Power of attorney  (see signature pages).

ITEM 9.  UNDERTAKINGS.

A.      Undertaking to Update Annually

        The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraph (A)(1)(i) and (A)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. Undertaking With Respect to Incorporating Subsequent Exchange Act Documents By Reference

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Undertaking With Respect to Indemnification of Directors, Officers or Controlling Persons

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                            SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Maine on April 18, 1996.


                                                   IMMUCELL CORPORATION



                                                    By: /s/ Thomas C. Hatch
                                                    Name: Thomas C. Hatch
                                                    Title:President and Chief
                                                    Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby constitutes Thomas C. Hatch and Michael F. Brigham and each of them singly, such person's true and lawful attorneys, with full power to them and each of them to sign for such person and in such person's name and capacity indicated below, any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorneys to any and all amendments.


        Signature             Title                         Date



/s/ Thomas C. Hatch     President, Chief Executive,  April 18, 1996
Thomas C. Hatch        Officer and Director
                              (Principal Executive Officer)


/s/ Michael F. Brigham   Chief Financial Officer,    April 18, 1996
Michael F. Brigham     Treasurer and Secretary
                              (Chief Financial and
                              Principal Accounting
                              Officer)



        Signature             Title                         Date



/s/ Anthony B. Cashen         Director               April 18, 1996
Anthony B. Cashen

/s/ George W. Masters         Director               April 18, 1996
George W. Masters


                              Director               April   , 1996
William H. Maxwell, M.D.


                              Director               April   , 1996
John R. McKernan, Jr.

/s/ Mitchel Sayare            Director               April 18, 1996
Mitchel Sayare

                                           EXHIBIT INDEX


        Exhibit No.           Description

               5              Opinion of Day, Berry & Howard

               23.1           Consent of Coopers & Lybrand L.L.P.

               23.2           Consent of Day, Berry & Howard
                              (included in Exhibit 5)

               24             Power of attorney  (see signature pages.)

Exhibit 5


DAY, BERRY & HOWARD
260 Franklin Street
Boston, MA 02110


                                             April 18, 1996



ImmuCell Corporation
56 Evergreen Drive
Portland, ME 04103

Re: Registration Statement on Form S-8

Gentlemen:

    We have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to 556,250 shares of Common Stock, par value $.10 per share (the "Shares"), of ImmuCell Corporation, a Delaware corporation (the "Company") issuable under (i) the Company's 1989 Stock Option and Incentive Plan (the "1989 Plan"), (ii) the Company's 1990 Stock Option Plan for Outside Directors (the "1990 Plan"), (iii) three 1992 Non-Qualified Stock Option Agreements entered into between the Company and Thomas C. Hatch, Michael F. Brigham and Joseph H. Crabb, respectively, employees of the Company (the "1992 Agreements"), and (iv) the Company's 1995 Stock Option Plan for Outside Directors (the "1995 Plan"). The 1989 Plan, the 1990 Plan, the 1992 Agreements and the 1995 Plan are hereinafter referred to collectively as the "Plans".

    We have examined the Certificate of Incorporation and the By-laws of the Company, each as amended to date, minutes of the proceedings of the Board of Directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

    In our examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity to all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

    Based on the foregoing, we are of the opinion that the Shares have been duly authorized, and when issued in accordance with the terms of the Plans, will be legally and validly issued, fully paid and nonassessable.

    We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.


                                         Very truly yours,

                                         /s/

                                         DAY, BERRY & HOWARD

JAC/cdk

       Exhibit 23.1




                                CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this registration statement of ImmuCell Corporation on Form S-8 of our report dated February 9, 1996, on our audits of the consolidated financial statements of ImmuCell Corporation, which report is included in the annual report on Form 10-K for the year ended December 31, 1995.




Portland, Maine                              /s/ COOPERS & LYBRAND L.L.P.
April 18, 1996